United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2015

AMERICAN CARESOURCE HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33094	20-0428568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1170 Peachtree Street NE, Suite 2350 Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 465-1000

(Former Name or Former Address, if Changed Since Last Report)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

On January 23, 2015, American CareSource Holdings, Inc. (the “Company”) announced the appointment of Anthony R. Levinson, age 57, as Chief Financial Officer.  Mr. Levinson replaces Adam S. Winger, who has served as Interim Chief Financial Officer since December 31, 2014.  Mr. Winger will continue serving as General Counsel and Vice President of Acquisitions.

Pursuant to Mr. Levinsons employment letter agreement with the Company (the Employment Agreement), Mr. Levinsons employment is on an at-will basis, and he will receive an annual base salary of $225,000. Mr. Levinson will also be eligible for an annual performance bonus of up to 20% of his base salary. In addition, Mr. Levinson has been awarded options to purchase seventy-five thousand (75,000) shares of common stock.  Such options will vest ratably on annual basis over the five-year period beginning the date such options were approved by the Company’s Board of Directors. Mr. Levinson is also eligible to participate in all employee benefit plans from time to time in effect for either the Company’s other senior executive officers or to the Company’s personnel generally.

Prior to joining the Company, Mr. Levinson was a financial consultant assisting growth companies from March 2013 to December 2014.  From 2005 to 2013, Mr. Levinson served as the Chief Financial Officer of Stratose, Inc. a healthcare cost containment company.  From 1993 to 2005, Mr. Levinson served as the Chief Financial Officer and Chief Operating Officer of Automobile Protection Corporation, an administrator of vehicle service contracts and other automotive insurance products.  Mr. Levinson started his career with PricewaterhouseCoopers where he spent 14 years working in the assurance and consulting practices.  Mr. Levinson is a licensed Certified Public Accountant in the State of Georgia and holds Bachelor of Commerce and Accounting degrees from the University of the Witwatersrand, Johannesburg, South Africa.

(e) Compensatory Arrangements of Certain Officers

On January 12, 2015, the Company and Anthony R. Levinson entered into the Employment Agreement described above under Item 5.02(c) of this Current Report on Form 8-K. The description of the Employment Agreement set forth above in Item 5.02(c) is hereby incorporated herein by reference.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 7.01.  Regulation FD Disclosure.

On January 23, 2015, the Company issued a press release announcing Mr. Levinson’s appointment as Chief Financial Officer of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.  Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated as of January 12, 2015, by and between Anthony R. Levinson and American CareSource Holdings, Inc.

99.1	Press release of the Registrant, dates January 23, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CARESOURCE HOLDINGS, INC.

Date:	January 23, 2015	By:	/s/ Richard W. Turner
Richard W. Turner
Chief Executive Officer